EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cavalry Bancorp, Inc., (the “Company”) on Form 10-Q for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ed C. Loughry, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 12, 2003	By:	/s/ Ed C. Loughry, Jr.
Ed C. Loughry, Jr.
Chairman of the Board of Directors
and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Cavalry Bancorp, Inc. and will be retained by Cavalry Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.